As filed with the SEC on July 15, 1997               Registration No. 33-
==============================================================================
                    SECURITIES AND EXCHANGE COMMISSION

                                 FORM S-8

                          REGISTRATION STATEMENT
                                   Under
                        The Securities Act of 1933
                         -------------------------
                        READING & BATES CORPORATION
          (Exact name of registrant as specified in its charter)

           State of Delaware                          73-0642271
     (State or other jurisdiction of              (I.R.S. Employer
      incorporation or organization)             Identification No.)

        901 Threadneedle, Suite 200, Houston Texas     77079
        (Address of Principal Executive Offices)    (Zip Code)
                         -------------------------
                        Reading & Bates Corporation
                 1996 Director Restricted Stock Award Plan
                         (Full title of the plan)
                         -------------------------
                           WAYNE K. HILLIN, ESQ.
                      Senior Vice President, General
                           Counsel and Secretary
                        Reading & Bates Corporation
            901 Threadneedle, Suite 200, Houston, Texas  77079
                  (Name and address of agent for service)

                              (281) 496-5000
      (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE
==============================================================================
                  |                |  Proposed  |  Proposed     |
Title of          |                |  maximum   |  maximum      |
securities        | Amount         |  offering  |  aggregate    | Amount of
to be             | to be          |  price per |  offering     | registration
registered        | registered(1)  |  share(2)  |  price(2)     | fee(2)
------------------------------------------------------------------------------
Common Stock      | 54,000 shares  |  $28.4375  |  $1,535,625   | $465.34
 $0.05 par value  |                |            |               |
 per share (3)    |                |            |               |
==============================================================================
(1) Pursuant to Rule 416 under the Securities Act, there are also being registered hereunder such indeterminate number of shares of Common Stock as may be issued pursuant to the antidilution provisions of the Plan referred to herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and/or (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock on the New York Stock Exchange on July 9, 1997.

(3) Including associated preferred stock purchase rights, which will not be evidenced by separate certificates or traded separately prior to the occurrence of certain triggering events.


                                   PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Act"). These documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act. Capitalized terms used but not defined herein shall have the same meanings ascribed to them in the Reading & Bates Corporation 1996 Director Restricted Stock Award Plan (the "Plan").

                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference.

     The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;
(2) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997; (3) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A dated October 19, 1989, as amended by the Company's Post-Effective Amendment No. 2 on Form 8-A/A dated May 27, 1994, relating to the Common Stock; (4) the description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A dated March 22, 1995, relating to the Preferred Stock Purchase Rights; and (5) the Company's Current Reports on Form 8-K dated January 7, 1997, January 21, 1997, January 28, 1997, February 19, 1997, February 26, 1997, March 17, 1997, March 26, 1997, April
16, 1997, April 21, 1997, May 2, 1997, May 13, 1997, May 28, 1997, June 18,
1997, June 30, 1997, July 2, 1997, July 11, 1997 and July 15, 1997.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will furnish, without charge, to any person to whom a copy of this Prospectus is delivered, upon such person's written or oral request, a copy of any and all of the information filed by the Company that has been incorporated by reference in this Prospectus. Requests for such copies should be directed to the Company at 901 Threadneedle, Suite 200, Houston, Texas 77079, Attention: Corporate Secretary (telephone number: (281) 496-
5000).

     Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters in connection with the Common Stock offered hereby will be passed upon for the Company by Wayne K. Hillin, Esq., Senior Vice President, General Counsel and Secretary of the Company. As of the date of this Registration Statement, Mr. Hillin was the beneficial owner of 36,146 shares of Common Stock of the Company and holds options to purchase an additional 100,000 shares of Common Stock of the Company.

     Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law, inter alia, permits a corporation generally to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. With respect to actions or suits by or in the right of the corporation, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless and only to the extent that the court determines that indemnification is appropriate. Section 145 also authorizes the corporation to purchase and maintain insurance for such persons. The statute also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Article Tenth of the Company's Restated Certificate of Incorporation as currently in effect provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, Article Tenth of the Company's Restated Certificate of Incorporation generally provides that each present and future director and officer of the Company, and each present and future director and officer of any other corporation or enterprise serving as such at the request of the Company, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense (including attorneys' fees), judgments, fines and amounts paid or to be paid in settlement, actually and reasonably incurred or suffered by him in connection therewith. The right to indemnification conferred by said Article Tenth is deemed to be a contract right and includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the requirements of the Delaware General Corporation Law. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers. The rights provided under Article Tenth of the Company's Restated Certificate of Incorporation are not exclusive of other rights to which any director or officer may otherwise be entitled, and in the event of his death, shall extend to his legal representatives. Article Tenth also provides that the Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Company and members of its board of directors have entered into agreements requiring the Company to indemnify such directors to the maximum extent permitted by Delaware law and the Company's Restated Certificate of Incorporation, to the extent such directors are not fully protected by any directors' and officers' liability insurance maintained by the Company, and to provide directors' and officers' liability insurance with the broadest coverage available at reasonable cost. The Company has an insurance policy covering liabilities not in excess of $10,000,000 incurred by officers and directors of the Company in their capacity as such. The Company offers no assurance that it will be able to obtain such insurance in the future at reasonable rates.

     The foregoing discussions of certain provisions of Section 145 of the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation and the Company's insurance policy are not intended to be exhaustive and are qualified in their entirety by reference to such statute and such documents.

     Item 8. Exhibits.

4.1     Certificate   of  Incorporation.   (Filed  as   Exhibit    3.1   to
Post-Effective Amendment No. 2 to the Company's Registration Statement on Form 8-A/A dated May 27, 1994 and incorporated herein by reference.)

4.2 Rights Agreement dated as of March 15, 1995. (Filed as Exhibit 4 to the Company's Registration Statement on Form 8-A dated March 22, 1995 and incorporated herein by reference.)

4.3 Bylaws. (Filed as Exhibit 3.1 to the Company's Form 8-K dated March 3, 1995 and incorporated herein by reference.)

5      Opinion  of Wayne K. Hillin, Esq., Senior Vice President,  Secretary
and General Counsel of the Company, as to the legality of the securities being registered.

15     Letter  of  Arthur  Andersen  LLP re:  unaudited  interim  financial information.

23.1  Consent of Arthur Andersen LLP, independent public accountants.

23.2  Consent of Wayne K. Hillin, Esq. (included in Exhibit 5)

24    Powers of Attorney (included on signature page)


     Item 9.  Undertakings.

(a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) To remove from registration by means of a post-effective amendment
any  of  the   securities  being registered  which  remain  unsold  at  the termination of the offering.

     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of Regulation S-X at the start of any delayed offering or throughout a continuous offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned in the capacities indicated, thereunto duly authorized, July 15, 1997.

                             READING & BATES CORPORATION

                             By  /s/Tim W. Nagle
                                -------------------------
                                Tim W. Nagle,
                                Executive Vice President, Finance and
                                Administration
                                (Principal Financial and Accounting Officer)

     Each person whose signature appears below hereby authorizes each of Paul B. Loyd, Jr., Tim W. Nagle and Wayne K. Hillin (the "Agents") to file one or more amendments (including post-effective amendments) to this registration statement, which amendments may make such changes in the registration statement as such Agent deems appropriate and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of each such person, individually and in each capacity stated below, any such amendments to the registration statement.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 15, 1997.

     Signature                Title


/s/Paul B. Loyd, Jr.       Chairman of the Board of Directors, President and
------------------------   Chief Executive Officer (Principal Executive
Paul B. Loyd, Jr.          Officer)

/s/Tim W. Nagle            Executive  Vice President,
------------------------   Finance and Administration
Tim W. Nagle               (Principal Financial and Accounting Officer)

/s/Arnold L. Chavkin       Director
------------------------
Arnold L. Chavkin

/s/Charles A. Donabedian   Director
------------------------
Charles A. Donabedian

/s/Ted Kalborg             Director
------------------------
Ted Kalborg

/s/Macko A. E. Laqueur     Director
------------------------
Macko A. E. Laqueur

/s/J. W. McLean            Director
------------------------
J. W. McLean

/s/ Robert L. Sandmeyer    Director
------------------------
Robert L. Sandmeyer